Exhibit 99.1

AiAdvertising Announces Appointment of Jerry Hug as CEO

AiAdvertising, Inc.

Tue, July 26, 2022 at 8:31 AM

In this article:

Finance and Technology Industry Veteran and Driving Force Behind the Creation of the Campaign Measurement Platform, a Revolutionary Industry Solution, to Lead the Company

SAN ANTONIO, July 26, 2022 (GLOBE NEWSWIRE) -- AiAdvertising, Inc. (AIAD), an advertising technology company offering innovative solutions through the use of artificial intelligence (AI), machine learning (ML), and data science, announced today that it has appointed Jerry Hug as CEO. Hug is recognized as the driving force behind the development of the Company’s flagship campaign measurement platform, a cloud-hosted ad management solution leveraging AI that enables marketers to easily plan, predict, execute, and scale personalized advertising campaigns. In addition to his appointment as CEO, Hug joins AiAdvertising’s Board of Directors.

“I am pleased that the Board has recognized Jerry’s past contributions as Director of Operations and appointed him to oversee our Company,” stated Andrew Van Noy, Chairman of the Board and former CEO of AiAdvertising. “Our campaign measurement platform is considered by many in our industry to be one of the most innovative, efficient, and advanced solutions for marketers today. We would not be where we are today without Jerry’s vision and management skills. Under his leadership, I am confident that AiAdvertising will become one of the top advertising technology companies in the country.”

“I would like to thank Andrew and the entire board for this vote of confidence,” said Hug. “We have an enormous opportunity in front of us to leverage artificial intelligence and machine learning to develop a comprehensive solution that marketers come to rely on. As I step into this new role, trust that I will be focused on creating value for both our shareholders and our clients.”

Hug brings over 30 years of finance and technology experience to his appointment as CEO. Prior to his new role, he was the Director of Operations at AiAdvertising. Previously, Hug held a variety of leadership positions. This included being Executive Vice President Corporate Development at Single Touch Systems, Inc., where he was appointed as CEO and orchestrated a successful repositioning of the company as a leader in the Location-Based Mobile Advertising category. As CEO, he was also instrumental in its successful uplisting to The Nasdaq Capital Market.

About AiAdvertising

AiAdvertising, Inc. (AIAD) is an advertising technology company offering innovative solutions through the use of artificial intelligence (AI), machine learning (ML), and data science. Its flagship solution, the Ai Ad Platform, is the digital ad industry’s first cloud-hosted ad management platform that leverages AI, enabling marketers to eliminate waste, predict winning creative, dynamically scale creative, generate more leads, acquire more customers, and increase ROI. For more information about the Company, please visit www.AiAdvertising.com or our LinkedIn or Twitter pages.

Forward-Looking Statements

This press release may contain “forward-looking statements.” Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements are included in our filings with the Securities and Exchange Commission, including the “Risk Factors” section of our annual report on Form 10-K for the year ended December 31, 2020. Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise, except as may be required under applicable law.

Contacts:
Investor Contact:
Larry Holub/Chris Tyson
312-261-6412
AIAD@mzgroup.us
www.mzgroup.us

Press Contact:
Kati Waldenburg
973-924-9797
kati.waldenburg@mzgroup.us